Exhibit 23.1

                              MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in this Form 8-K/A of Wireless Age Communications, Inc. of our report dated September 23, 2005, appearing in the audited financial statements of Knowlton Pass Electronics Inc. as at April 30, 2005 and for the year then ended.

Toronto, Canada
Dated: October 14, 2005


/s/ MINTZ & PARTNERS LLP
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MINTZ & PARTNERS LLP
Chartered Accountant